 EXHIBIT 10.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

KINGDOM KONCRETE, INC.,

LATITUDE GLOBAL ACQUISITION CORP.

AND

Latitude 360, Inc.

Amendment No. 1
DATED AS OF May 2, 2014

THIS AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of May 2, 2014 is amends and replaces certain terms of the Agreement and Plan of Merger dated April 8, 2014, entered into by and among KINGDOM KONCRETE, INC., a Nevada corporation (the “Company”), LATITUDE GLOBAL ACQUISITION CORP., a Florida corporation and a wholly-owned subsidiary of the Company (the “Merger Sub”), and LATITUDE 360, INC., a Florida corporation (“L360”). The Company, the Merger Sub and L360 each, individually a “party” or, collectively, the “parties.”

Section 1.2 which read:

…The Merger shall become effective as of the date and at such time (the “Effective Time”) as the Certificate of Merger is filed with the Secretary of State of the State of Florida with respect to the Merger, but not later than May 2, 2014 (the “Outside Closing Date”).

Is hereby amended and replaced by mutual agreement of the parties with:

The Merger shall become effective as of the date and at such time (the “Effective Time”) as the Certificate of Merger is filed with the Secretary of State of the State of Florida with respect to the Merger, but not later than May 9, 2014. Notwithstanding the forgoing L360 shall have the option to extend the closing date until May 16, 2014 in its discretion (the “Outside Closing Date”).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

KINGDOM KONCRETE, INC.
/s/ Edward Stevens
Name: Edward Stevens
Title: Chief Executive Officer
LATITUDE GLOBAL ACQUISITION CORP.
/s/ Edward Stevens
Name: Edward Stevens
Title: Chief Executive Officer
LATITUDE 360, INC.
/s/ Brent W. Brown
Name: Brent W. Brown
Title: Chief Executive Officer